INFINITY INVESTORS, LTD.
                            SEACREST CAPITAL LIMITED
                               27 Wellington Road
                                  Cork, Ireland



                                  July 31, 1996



VIA FACSIMILE - 441/292-5560

Intelect Communications Systems Limited
Reid House, 31 Church Street
Hamilton, Bermuda

Attention:  Peter G. Leighton

         Re: Amendment of Convertible Securities Agreement and Debentures Issued Thereunder

Gentlemen:

         Reference  is  hereby  made  to  that  certain  Convertible  Securities
Agreement of Intelect Communications Systems Limited dated June 7, 1996 (the "Subscription Agreement") by and among Intelect Communications Systems Limited ("Intelect"), Infinity Investors, Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") (Infinity and Seacrest being collectively referred to as "Buyers"), pursuant to which Buyers subscribed for an aggregate of $5 million principal amount of Debentures convertible into shares of common stock of Intelect (the "Debentures"). Pursuant to Section 6 of the Subscription Agreement, Intelect granted Buyers a right of first refusal on certain private financings offered by Intelect. Intelect has disclosed to Buyers its desire to consummate, within seven (7) business days of the date hereof (the "Termination Date"), a private placement of up to $10 million aggregate principal amount of convertible debentures on terms substantially as previously described to Buyers (the "Disclosed Financing"). Intelect has requested that Buyers waive its right of first refusal with respect to the Disclosed Financing. Buyers are willing to provide such waiver on the terms hereafter described. Accordingly, Intelect and Buyers hereby agree as follows (which agreements, to the extent applicable, shall represent an amendment to the Subscription Agreements and the Debentures):

         1. Buyers  hereby  waive their right of first  refusal as  described in
Section 6 of the Subscription Agreement with respect to the Disclosed Financing, provided the Disclosed Financing is consummated prior to the Termination Date.









Intelect Communications Systems Limited
July 31, 1996
Page 2


         2.       Buyers and Intelect hereby amend the second sentence of
Section 3.1(b) of each Debenture to be and read in its entirety as follows:

                  "All or any portion of the Debenture is convertible at any time, and from time to time, as follows: (i) One-half (1/2) of the principal balance of all Debentures issued to Holder as described in Section 7.1 hereafter shall be convertible beginning on the earlier to occur of August 9, 1996 or the date the securities and Exchange Commission declares effective that certain Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission on or about July 29, 1996 (such earlier to occur date being referred to as the "Trigger Date"), and (ii) the final one-half (1/2) of the principal balance of all such Debentures issued to the Holder shall be convertible beginning thirty (30) days after the Trigger Date."

         3. Intelect and Buyers agree to amend their agreements concerning the Future Transaction (as define din Section 6 of the Subscription Agreement) as follows: commencing October 1 and terminating October 20, 1996 (the "Option Period"), Intelect shall have the option (the "Call") to cause Buyers to consummate the Future Transaction, and Buyers shall have the option (the "Put") to require Intelect to accept consummation of the Future Transaction, in each case on substantially identical terms as set forth in the Subscription Agreement; provided, Intelect may refuse to accept a Put exercised by Buyers during the Option Period if (A) on or before October 1, 1996 Intelect has filed with the Commission a registration statement for the issuance of debt or equity securities for at least $10,000,000 in aggregate proceeds to Intelect which has not been withdrawn and which offering is to be underwritten by a nationally recognized investment banking firm (the "Underwriter") on customary terms and conditions, and (B) the Underwriter has delivered written notice to Intelect and Buyers that the exercise of the Put will materially and adversely affect the ability of Intelect to consummate such underwritten offering.

         4. Intelect and Buyers agree to correct a typographical error such that all references to "Seacrest" Capital Limited in the Subscription Agreement and the Debentures are hereby changed to "Seacrest" Capital Limited.

         5. Except as described herein, the terms and provisions of the Subscription Agreement and each Debenture are ratified and confirmed and shall continue in full force and effect.






Intelect Communications Systems Limited
July 31, 1996
Page 3


         6. Intelect and each Buyer agrees that at any time and from time to time, upon written request, it shall execute and deliver such further documents and do such further acts and things as the requesting party may reasonably request in order to fully effect the purchase of this letter agreement.

         7. From and after the date that Intelect and the Buyers each have executed this agreement, references in the Subscription Agreement and the Debentures to the Subscription Agreements and the Debentures shall refer to such agreement as amended hereby. Intelect further agrees that each certificate for Debentures issued on or after the date hereof (whether for exchange or in connection with a partial conversion of the Debentures) shall be issued with the provisions of Section 3.1(b) reflecting the amendment to such Section set forth herein.

         To evidence your agreement with the foregoing, please countersign this letter in the space provided below. This letter may be executed in one or more counterparts and by facsimile signature.

                                             Yours very truly,



                                             SEACREST CAPITAL LIMITED


                                             By:/s/ James E. Martin
                                               ----------------------------

                                             Title: President and Director
                                                  -------------------------

                                             INFINITY INVESTORS, LTD.


                                             By:/s/ J.A. Loughran
                                               ----------------------------

                                             Title: Director
                                                  -------------------------


ACKNOWLEDGED AND AGREED TO:

INTELECT COMMUNICATIONS SYSTEMS LIMITED


By:/s/ Peter G. Leighton
  --------------------------
Title: President
     -----------------------